Exhibit 4.2

EXECUTION VERSION

UBS AG,

acting through its London branch

and

U.S. BANK TRUST NATIONAL ASSOCIATION

Trustee

SEVENTH SUPPLEMENTAL INDENTURE

Dated as of September 11, 2023

To the Indenture, dated as of June 12, 2015,

Between UBS AG

and

U.S. Bank Trust National Association

$1,000,000,000 5.800 % Fixed Rate Senior Notes due 2025

SEVENTH SUPPLEMENTAL INDENTURE, dated September 11, 2023, to the Indenture dated as of June 12, 2015, as supplemented and amended from time to time (the “Base Indenture”, as supplemented by this Seventh Supplemental Indenture, the “Indenture”), between UBS AG, a corporation duly organized and existing under the laws of Switzerland (herein called the “Company”), acting through its London branch, having its principal offices at Bahnhofstrasse 45, Zurich, Switzerland, and Aeschenvorstadt 1, Basel, Switzerland, and U.S. Bank Trust National Association, a national banking association duly organized and existing under the laws of the United States, as Trustee (herein called the “Trustee”).

Recitals of the Company

WHEREAS, the Company has heretofore made, executed and delivered to the Trustee the Base Indenture, providing for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (herein called the “securities”) to be issued in one or more series;

WHEREAS, Section 901(7) of the Base Indenture permits supplements thereto without the consent of Holders of securities to establish the form or terms of securities of any series as permitted by Sections 201 and 301 of the Base Indenture.

WHEREAS, as contemplated by Section 301 of the Base Indenture, the Company intends to, acting through its London branch, issue a new series of securities to be known as the “$1,000,000,000 5.800% Fixed Rate Senior Notes due 2025” (the “Securities”) under the Indenture.

WHEREAS, the Company has taken all necessary corporate action to authorize the execution and delivery by the Company, acting through its London branch, of this Supplemental Indenture.

Now, therefore, this supplemental indenture witnesseth:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities as follows:

Article I

Definitions and Other Provisions of General Application

Section 1.01    Definitions. Except as otherwise expressly provided or unless the context otherwise requires, all terms used in this Supplemental Indenture that are defined in the Base Indenture shall have the meanings ascribed to them in the Base Indenture. The following terms used in this Supplemental Indenture have the following respective meanings with respect to the Securities only:

“Additional Amounts” has the meaning set forth in Section 2.04(a).

“Base Indenture” has the meaning set forth in the first paragraph of this Supplemental Indenture.

“Branch” means any of the Company’s branches outside Switzerland.

“Business Day” means any weekday, other than one on which banking institutions are authorized or obligated by law, regulation or executive order to close in London, England or The City of New York, New York.

“Code” has the meaning set forth in Section 2.04(b).

“Company” has the meaning set forth in the first paragraph of this Supplemental Indenture, and includes any successor entity.

“FATCA withholding” has the meaning set forth in Section 2.04(b)

“Indenture” has the meaning set forth in the first paragraph of this Supplemental Indenture.

“Interest Payment Date” has the meaning set forth in Section 2.02(a).

“Issuing Branch Substitution” has the meaning set forth in Section 2.05.

“Issue Date” has the meaning set forth in Section 2.01.

“Maturity Date” has the meaning set forth in Section 2.01.

“Regular Record Date” means the 15th calendar day immediately preceding each Interest Payment Date.

“Relevant Date” has the meaning set forth in Section 2.04(b).

“Relevant Jurisdiction” has the meaning set forth in Section 2.04(b).

“Securities” has the meaning set forth in the Recitals.

“Supplemental Indenture” means this Seventh Supplemental Indenture.

“Taxes” has the meaning set forth in Section 2.04(a)

“Trustee” has the meaning set forth in the first paragraph of this Supplemental Indenture.

“UBS Head Office” means, the Company’s head offices in Basel and Zurich.

Section 1.02     Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 1.03     Separability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.04     Benefits of Instrument. Nothing in this Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 1.05     Relation to Base Indenture. This Supplemental Indenture constitutes an integral part of the Base Indenture. Notwithstanding any other provision of this Supplemental Indenture, all provisions of this Supplemental Indenture are expressly and solely for the benefit of the Holders and Beneficial Owners of the Securities and any such provisions shall not be deemed to apply to any other Securities issued under the Base Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Securities.

Section 1.06 Construction and Interpretation. Unless the context otherwise requires:

(i)	the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Supplemental Indenture, refer to this Supplemental Indenture as a whole and not to any particular provision of this Supplemental Indenture;
(ii)	the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;
(iii)	references herein to a specific Section, Article or Exhibit refer to Sections or Articles of, or an Exhibit to, this Supplemental Indenture;
(iv)	wherever the words “include”, “includes” or “including” are used in this Supplemental Indenture, they shall be deemed to be followed by the words “without limitation;”
(v)	references to a Person are also to its successors and permitted assigns;
(vi)	the use of “or” is not intended to be exclusive unless expressly indicated otherwise; and
(vii)	references to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment.

Article II

Form and Terms of the Securities; Interest and Payments

Section 2.01    Establishment of Securities; Form and Certain Terms of Securities.

(a)               There is hereby established a new series of securities under the Base Indenture entitled the “$1,000,000,000 5.800% Fixed Rate Senior Notes due 2025”. The Securities shall be executed and delivered in substantially the form attached hereto as Exhibit A. The Securities shall be initially issued in the form of one or more Global Securities. The Company hereby designates the Depository Trust Company as the Depositary for the Securities.

(b)                The Company, acting through its London branch, shall issue the Securities in an aggregate principal amount of $1,000,000,000 on September 11, 2023 (the “Issue Date”). The Company may issue additional Securities from time to time after the Issue Date in the manner and to the extent permitted by Section 301 of the Base Indenture.

(c)                Principal shall be payable on September 11, 2025 in respect of the Securities (the “Maturity Date”). The Securities shall not have a sinking fund and are not redeemable at the option of the Holders.

(d)                Interest shall be payable on the Securities as provided in Section 2.02 and Additional Amounts shall be payable in respect of the Securities in accordance with Section 2.04.

(e)                The Securities shall not be redeemable except as provided in Section 1108 of the Base Indenture (provided that the references therein to the definitions of Relevant Jurisdiction and Additional Amounts as set forth in Section 1007 of the Base Indenture shall, for purposes of the Securities, be deemed to refer to the definitions of such terms set forth Section 2.04 of this Supplemental Indenture).

(f)                 The Company hereby appoints the Trustee, acting through its office at 100 Wall Street, Suite 600, New York, NY 10005, to act as the initial Paying Agent for the Securities.

(g)                The Securities constitute the direct, unconditional, unsecured and unsubordinated obligations of the Company ranking pari passu without any preference among themselves. In the event of the winding-up or administration of the Company, the Securities will rank pari passu with all of the other outstanding unsecured and unsubordinated obligations of the Company, present and future, except such obligations as are preferred by operation of law.

(h)                Subject to Section 2.03 of this Supplemental Indenture, the Events of Default and remedies with respect to the Securities shall be limited as provided in Article 5 of the Base Indenture.

(i)                 The Securities shall be issued in denominations of $200,000 in principal amount and integral multiples of $1,000 in excess thereof.

Section 2.02    Interest.

(a)                The Securities will bear interest from (and including) the Issue Date at a rate of 5.800% per annum. Interest on the principal amount of the Securities shall be payable semiannually in arrear on March 11 and September 11 of each year (each, an “Interest Payment Date”), commencing on March 11, 2024. If an Interest Payment Date would fall on a day that is not a Business Day, the related payment of interest otherwise payable on such date shall not be made on such date, but shall be made on the next succeeding Business Day with the same force and effect as if made on the applicable Interest Payment Date, and no interest shall accrue for the period from and after the applicable Interest Payment Date to such next succeeding Business Day. If the Maturity Date or date of redemption or repayment is not a Business Day, the payment of interest and principal and/or any amount payable upon redemption of the Securities will be made on the next succeeding Business Day, but interest on that payment shall not accrue during the period from and after such Maturity Date or date of redemption or repayment. Interest on the Securities shall be computed on the basis of a year of 360 days consisting of twelve months of thirty days each.

Section 2.03    Events of Default; Collection of Indebtedness and Suits for Enforcement by Trustee.

(a)                An “Event of Default” with respect to the Securities means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)                   default in the payment of any interest or principal upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2)                   default in the performance, or breach, of any covenant or warranty of the Company in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 2.03(a) specifically dealt with or which has expressly been included in the Indenture solely for the benefit of series of securities other than the Securities), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(3)                   the entry by a court having jurisdiction of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Swiss bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(4)                   The commencement by the Company of a voluntary case or proceeding under any applicable Swiss bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Swiss bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Swiss law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action.

(b)                The Company covenants that if an Event of Default specified in Section 2.03(a)(1) occurs and is continuing, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of the relevant Securities, the whole amount then due and payable on such Securities for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. If an Event of Default with respect to the Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted therein, or to enforce any other proper remedy.

(c)                For purposes of the Securities, (i) Section 2.03(a) replaces Section 501 of the Base Indenture in its entirety, (ii) Section 2.03(b) replaces Section 502 of the Base Indenture in its entirety, (iii) a references to Section 501(5) and Section 501(6) of the Base Indenture, as set forth in Section 502 and Section 607 of the Base Indenture, shall be deemed to refer to Section 2.03(a)(3) and Section 2.03(a)(4), respectively, of this Supplemental Indenture and (iv) the reference to Section 501(4) of the Base Indenture, as set forth in Section 602 of the Base Indenture, shall be deemed to refer to Section 2.03(a)(2) of this Supplemental Indenture.

Section 2.04    Additional Amounts.

(a)                Payments under the Securities will be made without deduction or withholding for or on account of any present or future tax, duty, assessment or governmental charge imposed upon or as a result of such payments by a Relevant Jurisdiction (“Taxes”), unless required by law. To the extent any such Taxes are so levied or imposed, the Company will, subject to the exceptions and limitations set forth below, pay such additional amounts (“Additional Amounts”) to the Holder of any Security who is not a resident of the Relevant Jurisdiction as may be necessary in order that every net payment of the principal of and interest on such Security and any other amounts payable on such Security, after withholding for or on account of such Taxes imposed upon or as a result of such payment, will not be less than the amount provided for in such Security to be then due and payable.

(b)                Notwithstanding the provisions of Section 2.04(a), the Company will not be required to make any payment of Additional Amounts in relation to any Security:

(1)                to a Holder who is liable to such Taxes on that Security as a result of having some connection with the Relevant Jurisdiction other than its mere ownership or possession of the Security or the receipt of principal or interest in respect thereof;

(2)                that is presented for payment more than 30 days after the Relevant Date except to the extent that the Holder would have been entitled to receive the Additional Amounts if it had presented the Security for payment on the last day of the 30-day period;

(3)                where such withholding or deduction is imposed on a payment and is required to be made pursuant to laws enacted by Switzerland providing for the taxation of payments according to principles similar to those laid down in the draft legislation proposed by the Swiss Federal Council on April 3, 2020, or otherwise changing the Swiss federal withholding tax system from an issuer-based system to a paying-agent-based system pursuant to which a Person other than the Company is required to withhold tax on any interest payments;

(4)                on account of any such Taxes which would not have been so imposed but for the existence of any present or former connection between such Holder (or between a fiduciary, settler, beneficiary, member or shareholder of such Holder, if such Holder is an estate, a trust, a partnership or a corporation) and the United States including, without limitation, such Holder (or such fiduciary, settler, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein;

(5)                on account of any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, duty, assessment or governmental charge;

(6)                on account of any Taxes which are payable otherwise than by withholding or deduction from payments on or in respect of any Security;

(7)                on account of any Taxes which would not have been imposed but for the failure of a Holder, or any intermediary, custodian or broker, to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of such Security, if such compliance is required by statute or by regulation of or on behalf of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(8)                on account of any Taxes imposed solely because the Holder is a bank purchasing the Security in the ordinary course of its lending business;

(9)                on account of any Taxes required to be deducted or withheld by any paying agent from a payment on the Security if such payment can be made without such deduction or withholding by a paying agent other than the one required to make such a deduction or withholding;

(10)             on account of any Taxes imposed on (A) a Holder that actually or constructively owns 10% or more of the combined voting power of all classes of stock of the Company entitled to vote; or (B) contingent interest as described in section 871(h)(4) of the Code; or

(11)              any combination of (1) through (10) above;

nor shall Additional Amounts be paid with respect to any payment on a Security to a Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the Security.

“Relevant Date” means the date on which the payment first becomes due. If the full amount of the moneys payable on the due date has not been received by the Trustee on or before the due date, then “Relevant Date” means the date on which notice to the effect that the full amount of the money due has been received by the Trustee is given to Holders.

“Relevant Jurisdiction” means United Kingdom and Switzerland.

Notwithstanding any other provisions contained herein, the Company shall be permitted to withhold or deduct any amounts required by the rules of Section 871(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or any amended or successor provisions (relating to withholding or dividend equivalents) or Sections 1471 through 1474 of the Code, or any amended or successor provisions, pursuant to any inter-governmental agreement or implementing legislation adopted by another jurisdiction in connection with these provisions, or pursuant to any agreement with the U.S. Internal Revenue Service (“FATCA withholding”) as a result of a holder, beneficial owner or an intermediary not being entitled to receive payments free of FATCA withholding. The Company will have no obligation to pay additional amounts or otherwise indemnify an investor for any such withholding deducted or withheld by the Company, the Paying Agent, the Trustee, or any other party.

(c)                The provisions of this Section 2.04 shall also apply to any Taxes imposed by (i) any jurisdiction in which a Person into which the Company has merged or to which the Company has conveyed, transferred or leased its property is a resident for tax purposes, and (ii) after giving effect to any Issuing Branch Substitution (unless Company is acting through UBS Head Office immediately after giving effect to such Issuing Branch Substitution), the jurisdiction of establishment of the Branch through which the Company is acting immediately after giving effect to such Issuing Branch Substitution, and, in each case, such jurisdiction shall thereafter be treated in the same manner as a Relevant Jurisdiction for purposes of this Section 2.04.

(d)                For purposes of this Section 2.04, any references to principal of and/or interest on the Securities shall be deemed to include a reference to any relevant premium and/or Additional Amounts payable in respect of such Securities.

(e)                For purposes of the Securities, this Section 2.04 replaces Section 1007 of the Base Indenture in its entirety and all references to Section 1007 of the Base Indenture shall be deemed to refer to this Section 2.04.

Section 2.05    Issuing Branch Substitution.

The Company may, without the consent of Holders, upon giving no more than 30 and no less than 10 days’ notice to Holders, at any time, (i) cease to make payments of principal, interest and any other amounts due under the Securities then outstanding and fulfil any of its other obligations and exercise any of its other rights and powers in respect of, or arising under, the Securities then outstanding through the Branch or the UBS Head Office, as applicable, through which it is acting at the time of the relevant notice, and (ii) commence making such payments, fulfilling such other obligations and exercising such powers and rights through another Branch or the UBS Head Office (if the Company was not acting through UBS Head Office at the time of the relevant notice) as designated in the relevant notice (an “Issuing Branch Substitution”), provided that, as of the time of giving the relevant notice, (A) the Company is not in default in respect of any amount payable under the Securities, and (B) the Company would not be required to pay any Additional Amounts under the terms of the Securities after giving effect to such Issuing Branch Substitution that it would not have been required to pay if such Issuing Branch Substitution were not to occur.

Article III

consolidation, merger, conveyance, transfer or lease

Section 3.01      Company May Consolidate, Etc., Only on Certain Terms.

(a)    The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

(1)     in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of the Indenture on the part of the Company to be performed or observed;

(2)    immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

(3)    if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the Indenture, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby; and

(4)     the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Section 3.01(a) and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b)    For purposes of the Securities, (i) Section 3.01(a) replaces Section 801 of the Base Indenture in its entirety, (ii) any references to Section 801 of the Base Indenture, as set forth in Section 802 and Section 803 of the Base Indenture, shall be deemed to refer to Section 3.01(a) of this Supplemental Indenture and (iii) any reference to Section 801(3) of the Base Indenture, as set forth in Section 1303 of the Base Indenture, shall be deemed to refer to Section 3.01(a)(3) of this Supplemental Indenture.

Article IV

Miscellaneous Provisions

Section 4.01    Effectiveness. This Supplemental Indenture shall become effective upon its execution and delivery.

Section 4.02    Original Issue. The Securities may, upon execution of this Supplemental Indenture, be executed by the Company and delivered by the Company to the Trustee for authentication, and the Trustee shall, upon delivery of a Company Order, authenticate and deliver such Securities as in such Company Order provided.

Section 4.03    Ratification and Integral Part. The Base Indenture as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, including without limitation all the rights, immunities and indemnities of the Trustee, and this Supplemental Indenture shall be deemed an integral part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 4.04    Priority. This Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall, with respect to the Securities and subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

Section 4.05    Successors and Assigns. All covenants and agreements in the Base Indenture, as supplemented by this Supplemental Indenture, by the Company shall bind its successors and assigns, whether so expressed or not.

Section 4.06    Counterparts. This Supplemental Indenture may be executed (by way of manual, facsimile or electronic (including, without limitation, DocuSign and AdobeSign and other similar applications) signature) in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 4.07    Electronic Signatures. All notices, approvals, consents and any communications hereunder must be in writing (provided that any communication sent to Trustee hereunder must be in the form of a document that is signed by way of a manual or facsimile signature, or by way of an electronic or digital signature provided by a digital signature provider (including, without limitation, DocuSign, AdobeSign and other similar providers), in English.  The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including the risk of interception and misuse by third parties, provided that the Company shall only assume the risk of the Trustee acting on unauthorized instructions where the Trustee acts in good faith and without gross negligence. For purposes of the Securities, any references to “manual or facsimile” signatures, as set forth in Section 303 of the Base Indenture, shall be deemed to refer to “manual, facsimile or electronic (including, without limitation, DocuSign, AdobeSign and other similar digital signature providers)” signatures.

Section 4.08    Governing Law. This Supplemental Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed, all as of the day and year above written.

UBS AG, acting through its london branch

By:	/s/ Kevin Tillotson
	Name:	Kevin Tillotson
	Title:	Executive Director

By:	/s/ Daniel Taylor
	Name:	Daniel Taylor
	Title:	Associate Director

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michelle Lee
	Name:	Michelle Lee
	Title:	Vice President

Signature Page to the Seventh Supplemental Indenture

Exhibit A

Form of Security

FACE OF SECURITY

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC” OR THE “DEPOSITARY”), TO UBS AG OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT NO PORTION OF THE ASSETS USED BY IT TO ACQUIRE OR HOLD THE SECURITY CONSTITUTES ASSETS OF ANY (A) EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (C) PLAN SUBJECT TO PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR (D) ENTITY WHICH IS DEEMED TO HOLD THE ASSETS OF ANY OF THE FOREGOING TYPES OF PLANS, ACCOUNTS OR ARRANGEMENTS OR (II) THE ACQUISITION AND HOLDING OF THE SECURITY BY SUCH PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS.]

A-2-2

UBS AG,
acting through its London branch

5.800% Fixed Rate Senior Notes due 2025

No. [_]	USD [_]
CUSIP: 902674 ZV5
ISIN: US902674ZV55

UBS AG, a corporation duly organized and existing under the laws of Switzerland (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), acting through its London branch, for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [_] Dollars on September 11, 2025, and to pay interest thereon from September 11, 2023 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 11 and September 11 in each year, commencing March 11, 2024, at the rate of 5.800% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th calendar day immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register and, provided, further, that if this Security is a Global Security, payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company, acting through its London branch, has caused this instrument to be duly executed.

UBS ag, acting through its london branch,

By:
Name:
	Title:	Authorized Person

By:
Name:
	Title:	Authorized Person

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Date:	U.S. BANK TRUST NATIONAL ASSOCIATION,
As Trustee

By:
Authorized Signatory

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[REVERSE OF NOTE]

UBS AG,
acting THROUGh its London branch

5.800% Fixed Rate Senior Notes due 2025

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of June 12, 2015, as amended and supplemented (the “Base Indenture”), and as further supplemented by the Seventh Supplemental Indenture, dated as of September 11, 2023 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank Trust National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $1,000,000,000.

If an Event of Default (as defined in Section 2.03(a) of the Supplemental Indenture) with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Payments under the Securities of this series will be made without withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge imposed upon or as a result of such payments by a Relevant Jurisdiction (as defined in Section 2.04(b) of the Supplemental Indenture) (“Taxes”), unless required by law. To the extent any such Taxes are so levied or imposed, the Company will, subject to the exceptions and limitations set forth in Section 2.04 of the Supplemental Indenture, pay such additional amounts (“Additional Amounts”) to the Holder of any Security who is not a resident of a Relevant Jurisdiction as may be necessary in order that every net payment of the principal of and interest on such Security and any other amounts payable on such Security, after withholding for or on account of such Taxes imposed upon or as a result of such payment, will not be less than the amount provided for in such Security to be then due and payable.

If at any time as a result of any change in or amendment to the laws or regulations of a Relevant Jurisdiction affecting taxation, or a change in any application or interpretation of such laws or regulations (including the decision of any court or tribunal) either generally or in relation to the Securities of this series, which change, amendment, application or interpretation becomes effective on or after September 5, 2023, in making any payment of, or in respect of, the principal amount of, or any premium or interest on, the Securities of this series, the Company would be required to pay any Additional Amounts with respect thereto, then the Securities of this series will be redeemable upon not less than 10 nor more than 60 days’ notice by mail, at any time thereafter, in whole but not in part, at the election of the Company as provided in the Indenture at their principal amount, together in the case of any such redemption with any accrued but unpaid interest to the Redemption Date.

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The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the securities of each series at the time Outstanding, on behalf of the Holders of all securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $200,000 and integral multiples of $1,000 thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

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This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.

This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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